Exhibit 99.1

Contact:	Dave Farmer 508-293-7206 farmer_dave@emc.com

EMC REPORTS RECORD FIRST-QUARTER

FINANCIAL RESULTS

First-Quarter Highlights

•	Record first-quarter consolidated revenue up 23% year over year

•	GAAP net income up 92% year over year

•	Record first-quarter non-GAAP net income up 70% year over year

•	Record quarterly operating cash flow and free cash flow

•	Strong year-over-year increase in gross and operating margins

HOPKINTON, Mass. – April 21, 2010 – EMC Corporation (NYSE:EMC) today reported record financial results for the first quarter of 2010. Ongoing investments aligned to key customer priorities combined with an industry-leading product and service portfolio helped EMC achieve its second consecutive quarter of record revenue, high double-digit profit growth and all-time record quarterly free cash flow.

First-quarter consolidated revenue was $3.9 billion, an increase of 23% compared with the year-ago quarter. First-quarter GAAP net income attributable to EMC increased 92% year over year to $373 million. First-quarter GAAP diluted earnings per share were $0.17, up 70% year over year. Non-GAAP1 net income attributable to EMC for the first quarter was $550 million, an increase of 70% compared with the year-ago quarter. First-quarter non-GAAP1 earnings per diluted share were $0.26, an increase of 63% year over year.

During the first quarter, EMC expanded gross and operating margins substantially on a year-over-year basis, achieved record quarterly operating cash flow of $1.3 billion and record quarterly free cash flow of $1.1 billion. The company completed the first quarter with $10.2 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC is off to a strong start in 2010, turning in the best first quarter in company history with record first-quarter revenue, high double-digit profit growth and all-time record free cash flow. Our private cloud strategy and focus on four multi-billion dollar markets – each expected to experience rapid growth for many years to come – are resonating very well with customers. We are confident in our ability to lead the next major wave of IT, maintain a long-term double-digit revenue growth rate and continue to take share.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “During the first quarter, we saw customers move forward with increased confidence, focusing not only on cost cutting initiatives, but beginning new innovative projects in their traditional and virtual data center infrastructures. This helped us clearly achieve the ‘triple play’ we projected last quarter by gaining market share while investing for the future and increasing profitability. Looking ahead, we remain confident that we’ll continue to execute on all three of these areas.”

First-Quarter Highlights

EMC’s Information Infrastructure business for the first quarter – comprising product and service revenue from the company’s Information Storage, RSA Security, and Content Management and Archiving business segments – reached $3.3 billion, increasing 22% year over year. First-quarter highlights included strong customer demand and double-digit revenue growth for EMC’s market-leading high-end Symmetrix storage product portfolio, which increased first-quarter revenue by 28% compared with the year-ago quarter, and EMC’s mid-tier platform product portfolio2, which grew revenue 32% year over year. Within EMC’s Backup and Recovery Systems Division (BRS), EMC Data Domain and Avamar next-generation backup and recovery products each grew over 100% on a year-over-year basis3. Additional highlights included strong customer demand for EMC’s RSA information security solutions and the company’s broad portfolio of consulting and professional services.

VMware (NYSE: VMW), which is majority-owned by EMC, contributed first-quarter revenue of $632 million, increasing 34% compared with the year-ago quarter.

EMC consolidated first-quarter revenue from the United States reached $2.1 billion, an increase of 29% year over year, representing 54% of consolidated first-quarter revenue. Revenue from EMC’s business operations outside of the United States reached $1.8 billion, an increase of 17% year over year, representing 46% of consolidated first-quarter revenue. Within this, revenue increased 16%, 11% and 28% year over year respectively in EMC’s Europe, Middle East and Africa (EMEA), Asia Pacific and Japan (APJ) and Latin America regions.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding 2010 financial results set forth in prior EMC news releases.

All dollar amounts and percentages set forth below should be considered to be approximations.

The following statements regarding 2010 financial results have been revised from the statements disclosed by EMC on January 26, 2010:

•	Consolidated EMC revenues are expected to be $16.5 billion for 2010.

•	Consolidated GAAP diluted earnings per share are expected to be $0.84 for 2010.

•

Consolidated non-GAAP diluted earnings per share, excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization, are expected to be $1.18 for 2010.

•

GAAP operating income is expected to be 14% to 15% of revenues for 2010, and non-GAAP operating income is expected to be 20% to 21% of revenues for 2010. Excluded from non-GAAP operating income are restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization, which account for less than 1%, 4% and 2% of revenues, respectively.

•	The weighted average outstanding diluted shares are expected to be 2.15 billion for 2010.

The following statements regarding 2010 financial results remain unchanged from the statements disclosed by EMC on January 26, 2010:

•

2010 GAAP research and development (“R&D”) expense and non-GAAP R&D expense are each expected to increase 20% over 2009. Excluded from the increase in non-GAAP R&D expense is stock-based compensation expense of $42 million and intangible asset amortization of $8 million.

•	Transition costs to a more efficient cost structure are expected to be $50 million in 2010.

•	Total non-operating expense, which includes investment income, interest expense and other expense, is expected to be $90 million in 2010.

•

Consolidated restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization are expected to be $0.02, $0.24 and $0.08 per diluted share, respectively, for 2010.

•

The consolidated GAAP income tax rate is expected to be 17% for 2010. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization, which collectively impact the tax rate by 3%, the consolidated non-GAAP income tax rate is expected to be 20% for 2010. Both GAAP and non-GAAP income tax rates assume that the U.S. research and development tax credit will be re-enacted in 2010.

•	EMC expects to repurchase up to $1.0 billion of the company’s common stock.

Supporting Resources

•	EMC will host its first-quarter 2010 earnings conference call today at 8:30 a.m. ET, which will be available on EMC’s web site at http://www.emc.com/about/investor-relations/index.htm

•	Additional information regarding EMC’s financials, as well as a webcast of the conference call, will be available at 8:30 a.m. ET at http://www.emc.com/about/investor-relations/index.htm

•	Visit http://ir.vmware.com for more information about VMware’s first-quarter financial results.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

¹ Items excluded from the non-GAAP results are restructuring and acquisition-related charges, stock-based compensation expense and intangible amortization for the first quarter of 2010, and restructuring charges, stock-based compensation expense and intangible amortization for the first quarter of 2009. See attached schedules for reconciliation of GAAP to non-GAAP.

2 Mid-tier platform products include hardware and software products from EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Avamar and EMC Atmos.

3 EMC purchased Data Domain in July 2009. The year-over-year comparison assumes Data Domain had been acquired on January 1, 2009 and incorporates revenue reported by Data Domain during the period from January 1, 2009 through the date of acquisition.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, RSA and Symmetrix are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) our ability to protect our proprietary technology; (iv) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (v) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vi) competitive factors, including but not limited to pricing pressures and new product introductions; (vii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (viii) component and product quality and availability; (ix) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (x) insufficient, excess or obsolete inventory; (xi) war or acts of terrorism; (xii) the ability to attract and retain highly qualified employees; (xiii) fluctuating currency exchange rates; (xiv) litigation that we may be involved in; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to restructuring and acquisition-related charges, stock-based compensation expense and intangible amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31, 2010	March 31, 2009
Revenues:
Product sales	$2,478,717	$1,969,120
Services	1,411,975	1,181,642

	3,890,692	3,150,762
Cost and expenses:
Cost of product sales	1,161,922	1,013,330
Cost of services	510,251	454,177
Research and development	434,933	383,293
Selling, general and administrative	1,261,284	1,024,773
Restructuring and acquisition-related charges	18,502	15,572

Operating income	503,800	259,617

Investment income	31,532	39,844
Interest expense	(42,968)	(45,543)
Other expense, net	(9,021)	(10,758)

Income before tax	483,343	243,160
Income tax provision	95,653	37,815

Net income	387,690	205,345
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(14,986)	(11,276)

Net income attributable to EMC Corporation	$372,704	$194,069

Net income per weighted average share, basic attributable to EMC Corporation common shareholders:	$0.18	$0.10

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders:	$0.17	$0.10

Weighted average shares, basic	2,051,030	2,008,915
Weighted average shares, diluted	2,119,192	2,021,062

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2010

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,890,692	$1,672,173	$434,933	$1,261,284	$18,502	$503,800	$(20,457)	$483,343	$95,653	$387,690	$(14,986)	$372,704	$0.182	$0.175
Restructuring and acquisition-related charges	—	—	—	—	(18,502)	18,502	—	18,502	3,408	15,094	(237)	14,857	$0.007	$0.007

EMC Consolidated Adjusted (1)	3,890,692	1,672,173	434,933	1,261,284	—	522,302	(20,457)	501,845	99,061	402,784	(15,223)	387,561	$0.189	$0.182
Stock-based compensation expense	—	(26,798)	(59,855)	(79,813)	—	166,466	201	166,667	40,049	126,618	(10,432)	116,186	$0.057	$0.055
Intangible amortization	—	(32,181)	(4,562)	(32,741)	—	69,484	—	69,484	23,112	46,372	(529)	45,843	$0.022	$0.022

EMC Consolidated Non-GAAP (2)	$3,890,692	$1,613,194	$370,516	$1,148,730	$—	$758,252	$(20,256)	$737,996	$162,222	$575,774	$(26,184)	$549,590	$0.268	$0.258

EMC Information Infrastructure GAAP	$3,258,727	$1,564,373	$297,824	$979,259	$17,263	$400,008	$(15,186)	$384,822	$76,254	$308,568	$—	$308,568	$0.150	$0.146
Restructuring and acquisition-related charges	—	—	—	—	(17,263)	17,263	—	17,263	3,408	13,855	—	13,855	$0.007	$0.007

EMC Information Infrastructure Adjusted (3)	3,258,727	1,564,373	297,824	979,259	—	417,271	(15,186)	402,085	79,662	322,423	—	322,423	$0.157	$0.152
Stock-based compensation expense	—	(17,870)	(25,194)	(55,381)	—	98,445	143	98,588	26,560	72,028	—	72,028	$0.035	$0.034
Intangible amortization	—	(28,813)	(4,089)	(32,263)	—	65,165	—	65,165	21,560	43,605	—	43,605	$0.021	$0.021

EMC Information Infrastructure Non-GAAP (4)	$3,258,727	$1,517,690	$268,541	$891,615	$—	$580,881	$(15,043)	$565,838	$127,782	$438,056	$—	$438,056	$0.214	$0.207

VMware standalone GAAP	$633,533	$108,650	$138,112	$284,585	$—	$102,186	$(4,547)	$97,639	$19,218	$78,421	$—	$78,421	$0.038	$0.037
GAAP adjustments and eliminations	(1,568)	(850)	(1,003)	(2,560)	1,239	1,606	(724)	882	181	701	(14,986)	(14,285)	$(0.007)	$(0.008)

VMware within EMC GAAP (5)	631,965	107,800	137,109	282,025	1,239	103,792	(5,271)	98,521	19,399	79,122	(14,986)	64,136	$0.031	$0.029
Acquisition-related charges	—	—	—	—	(1,239)	1,239	—	1,239	—	1,239	(237)	1,002	$—	$—

VMware within EMC Adjusted (6)	631,965	107,800	137,109	282,025	—	105,031	(5,271)	99,760	19,399	80,361	(15,223)	65,138	$0.032	$0.030
Stock-based compensation expense	—	(8,928)	(34,661)	(24,432)	—	68,021	58	68,079	13,489	54,590	(10,432)	44,158	$0.022	$0.021
Intangible amortization	—	(3,368)	(473)	(478)	—	4,319	—	4,319	1,552	2,767	(529)	2,238	$0.001	$0.001

VMware within EMC Non-GAAP (7)	$631,965	$95,504	$101,975	$257,115	$—	$177,371	$(5,213)	$172,158	$34,440	$137,718	$(26,184)	$111,534	$0.054	$0.052

											Wtd. Average Share O/S		2,051,030	2,119,192

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2010

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (8)	$—	$—	$—	$—	$—	$—	$(25,921)	$(25,921)	$(8,839)	$(17,082)	$—	$(17,082)	$(0.008)	$(0.008)
Transition costs (9)	—	588	1,665	12,458	—	(14,711)	—	(14,711)	(4,179)	(10,532)	—	$(10,532)	$(0.005)	$(0.005)

	$—	$588	$1,665	$12,458	$—	$(14,711)	$(25,921)	$(40,632)	$(13,018)	$(27,614)	$—	$(27,614)	$(0.013)	$(0.013)

(1)	Represents EMC Consolidated GAAP excluding restructuring and acquisition-related charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and acquisition-related charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding acquisition-related charges.
(7)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible amortization.
(8)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(9)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2009

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,150,762	$1,467,507	$383,293	$1,024,773	$15,572	$259,617	$(16,457)	$243,160	$37,815	$205,345	$(11,276)	$194,069	$0.097	$0.096
Restructuring charge	—	—	—	—	(15,572)	15,572	—	15,572	6,115	9,457	—	9,457	$0.005	$0.005

EMC Consolidated Adjusted (1)	3,150,762	1,467,507	383,293	1,024,773	—	275,189	(16,457)	258,732	43,930	214,802	(11,276)	203,526	$0.101	$0.101
Stock-based compensation expense	—	(19,894)	(41,242)	(51,511)	—	112,647	—	112,647	24,340	88,307	(6,672)	81,635	$0.041	$0.040
Intangible amortization	—	(30,610)	(3,210)	(25,368)	—	59,188	—	59,188	20,321	38,867	(345)	38,522	$0.019	$0.019

EMC Consolidated Non-GAAP (2)	$3,150,762	$1,417,003	$338,841	$947,894	$—	$447,024	$(16,457)	$430,567	$88,591	$341,976	$(18,293)	$323,683	$0.161	$0.160

EMC Information Infrastructure GAAP	$2,680,361	$1,392,825	$278,499	$823,249	$15,572	$170,216	$(13,508)	$156,708	$22,081	$134,627	$—	$134,627	$0.067	$0.067
Restructuring charge	—	—	—	—	(15,572)	15,572	—	15,572	6,115	9,457	—	9,457	$0.005	$0.005

EMC Information Infrastructure Adjusted (3)	2,680,361	1,392,825	278,499	823,249	—	185,788	(13,508)	172,280	28,196	144,084	—	144,084	$0.072	$0.071
Stock-based compensation expense	—	(14,233)	(17,312)	(29,404)	—	60,949	—	60,949	14,030	46,919	—	46,919	$0.023	$0.023
Intangible amortization	—	(27,853)	(3,210)	(24,816)	—	55,879	—	55,879	19,153	36,726	—	36,726	$0.018	$0.018

EMC Information Infrastructure Non-GAAP (4)	$2,680,361	$1,350,739	$257,977	$769,029	$—	$302,616	$(13,508)	$289,108	$61,379	$227,729	$—	$227,729	$0.113	$0.113

VMware standalone GAAP	$470,310	$75,003	$105,401	$203,003	$—	$86,903	$(1,436)	$85,467	$15,532	$69,935	$—	$69,935	$0.035	$0.035
GAAP adjustments and eliminations	91	(321)	(607)	(1,479)	—	2,498	(1,513)	985	202	783	(11,276)	(10,493)	$(0.005)	$(0.005)

VMware within EMC GAAP (5)	470,401	74,682	104,794	201,524	—	89,401	(2,949)	86,452	15,734	70,718	(11,276)	59,442	$0.030	$0.029
Stock-based compensation expense	—	(5,661)	(23,930)	(22,107)	—	51,698	—	51,698	10,310	41,388	(6,672)	34,716	$0.017	$0.017
Intangible amortization	—	(2,757)	—	(552)	—	3,309	—	3,309	1,168	2,141	(345)	1,796	$0.001	$0.001

VMware within EMC Non-GAAP (6)	$470,401	$66,264	$80,864	$178,865	$—	$144,408	$(2,949)	$141,459	$27,212	$114,247	$(18,293)	$95,954	$0.048	$0.047

											Wtd. Average Share O/S		2,008,915	2,021,062

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2009

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Charge	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (7)	$—	$—	$—	$—	$—	$—	$(26,299)	$(26,299)	$(8,234)	$(18,065)	$—	$(18,065)	$(0.009)	$(0.009)
Transition costs (8)	—	896	393	8,366	—	(9,655)	—	(9,655)	(3,346)	(6,309)	—	$(6,309)	$(0.003)	$(0.003)

	$—	$896	$393	$8,366	$—	$(9,655)	$(26,299)	$(35,954)	$(11,580)	$(24,374)	$—	$(24,374)	$(0.012)	$(0.012)

(1)	Represents EMC Consolidated GAAP excluding restructuring charge.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring charge.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding stock-based compensation expense and intangible amortization.
(7)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(8)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$6,256,626	$6,302,499
Short-term investments	641,576	392,839
Accounts and notes receivable, less allowance for doubtful accounts of $50,504 and $47,414	1,735,043	2,108,575
Inventories	851,501	886,289
Deferred income taxes	580,845	564,174
Other current assets	309,534	283,926

Total current assets	10,375,125	10,538,302
Long-term investments	3,254,641	2,692,323
Property, plant and equipment, net	2,226,238	2,224,346
Intangible assets, net	1,194,104	1,185,632
Goodwill	9,402,851	9,210,376
Other assets, net	1,015,004	961,024

Total assets	$27,467,963	$26,812,003

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$796,688	$899,298
Accrued expenses	1,896,188	1,944,210
Income taxes payable	49,595	41,691
Deferred revenue	2,502,646	2,262,968

Total current liabilities	5,245,117	5,148,167
Income taxes payable	240,004	235,976
Deferred revenue	1,495,602	1,373,798
Deferred income taxes	631,649	708,378
Long-term convertible debt	3,128,079	3,100,290
Other liabilities	183,445	184,920

Total liabilities	10,923,896	10,751,529

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,055,608 and 2,052,441 shares	20,556	20,524
Additional paid-in capital	3,933,124	3,875,791
Retained earnings	12,131,993	11,759,289
Accumulated other comprehensive loss, net	(109,689)	(105,722)

Total EMC Corporation's shareholders' equity	15,975,984	15,549,882
Non-controlling interest in VMware, Inc.	568,083	510,592

Total shareholders' equity	16,544,067	16,060,474

Total liabilities and shareholders' equity	$27,467,963	$26,812,003

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Cash received from customers	$4,615,013	$3,860,223
Cash paid to suppliers and employees	(3,213,917)	(2,877,408)
Dividends and interest received	26,634	46,656
Interest paid	(4,670)	(4,007)
Income taxes paid	(105,714)	(161,773)

Net cash provided by operating activities	1,317,346	863,691

Cash flows from investing activities:
Additions to property, plant and equipment	(114,048)	(95,320)
Capitalized software development costs	(93,161)	(87,627)
Purchases of short and long-term available-for-sale securities	(1,475,229)	(2,277,512)
Sales of short and long-term available-for-sale securities	628,504	2,077,730
Maturities of short and long-term available-for-sale securities	40,346	91,365
Business acquisitions, net of cash acquired	(288,246)	—
Increase in strategic and other related investments	(5,240)	(1,960)
Other	(16,648)	1,054

Net cash used in investing activities	(1,323,722)	(292,270)

Cash flows from financing activities:
Issuance of EMC's common stock from the exercise of stock options	130,338	8,637
Issuance of VMware's common stock from the exercise of stock options	109,775	4,503
EMC repurchase of EMC's common stock	(176,260)	—
EMC purchase of VMware's common stock	(99,500)	—
VMware repurchase of VMware's common stock	(31,348)	—
Payments on securities lending	—	(65,179)
Excess tax benefits from stock-based compensation	35,248	776
Payment of long-term and short-term obligations	(2,327)	(19,257)
Proceeds from long-term and short-term obligations	1,116	1,038

Net cash used in financing activities	(32,958)	(69,482)

Effect of exchange rate changes on cash	(6,539)	(22,172)

Net (decrease) increase in cash and cash equivalents	(45,873)	479,767
Cash and cash equivalents at beginning of period	6,302,499	5,843,685

Cash and cash equivalents at end of period	$6,256,626	$6,323,452

Reconciliation of net income to net cash provided by operating activities:
Net income	$387,690	$205,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	281,580	255,798
Non-cash interest expense on convertible debt	25,921	26,299
Non-cash restructuring and other special charges	162	2,072
Stock-based compensation expense	158,805	112,647
Provision for doubtful accounts	7,226	5,388
Deferred income taxes, net	(28,766)	(4,527)
Excess tax benefits from stock-based compensation	(35,248)	(776)
Other	(820)	795
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	380,790	550,917
Inventories	2,198	(2,226)
Other assets	(24,760)	(22,271)
Accounts payable	(102,803)	(80,021)
Accrued expenses	(83,164)	(222,591)
Income taxes payable	18,705	(119,431)
Deferred revenue	336,305	153,156
Other liabilities	(6,475)	3,117

Net cash provided by operating activities	$1,317,346	$863,691

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2010	March 31, 2009
EMC Consolidated

Cash flow from Operations	$1,317,346	$863,691

Capital Expenditures	(114,048)	(95,320)

Capitalized Software	(93,161)	(87,627)

Free Cash Flow	$1,110,137	$680,744

VMware within EMC

Cash flow from Operations	$341,979	$240,943

Capital Expenditures	(29,045)	(24,326)

Capitalized Software	(21,861)	(29,935)

Free Cash Flow	$291,073	$186,682

EMC Information Infrastructure

Cash flow from Operations	$975,367	$622,748

Capital Expenditures	(85,003)	(70,994)

Capitalized Software	(71,300)	(57,692)

Free Cash Flow	$819,064	$494,062

EMC Corporation

Reconciliation of GAAP to Non-GAAP Tax Rate

(in thousands)

Unaudited

For the three months ended March 31, 2010
	Income Before Tax	Tax Provision	Tax Rate
EMC Consolidated GAAP	$483,343	$95,653	20%
Stock-based compensation expense	166,667	40,049	24%
Intangible asset amortization	69,484	23,112	33%
Restructuring and acquisition-related charges	18,502	3,408	18%

EMC Consolidated Non-GAAP	$737,996	$162,222	22%

EMC Corporation

Reconciliation of Gross Margin GAAP to Non-GAAP

(in thousands)

Unaudited

	EMC II Q1 '10	VMware within EMC Q1 '10
Gross Margin GAAP	$1,694,354	$524,165
Stock-based compensation expense	17,870	8,928
Intangible asset amortization	28,813	3,368

Gross Margin Non-GAAP	$1,741,037	$536,461

Revenues	$3,258,727	$631,965
% GAAP	52.0%	82.9%
% Non-GAAP	53.4%	84.9%

EMC Corporation

Reconciliation of Operating Margin GAAP to Non-GAAP

(in thousands)

Unaudited

	EMC II Q1 '10	VMware within EMC Q1 '10	EMC Consolidated Q1 '10
Operating Margin GAAP	$400,008	$103,792	$503,800
Restructuring and acquisition-related charges	17,263	1,239	18,502
Stock-based compensation expense	98,445	68,021	166,466
Intangible asset amortization	65,165	4,319	69,484

Operating Margin Non-GAAP	$580,881	$177,371	$758,252

Revenues	$3,258,727	$631,965	$3,890,692
% GAAP	12.3%	16.4%	12.9%
% Non-GAAP	17.8%	28.1%	19.5%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	YTD 2009	Q1 2010
Storage:
Product Revenue	$1,572,408	$1,632,309	$1,818,230	$2,175,104	$7,198,051	$2,017,314
Services Revenue	790,932	842,558	880,807	947,061	3,461,358	901,781

Total Storage Revenue	$2,363,340	$2,474,867	$2,699,037	$3,122,165	$10,659,409	$2,919,095

Content Management and Archiving:
Product Revenue	$58,710	$60,792	$58,209	$83,125	$260,836	$63,662
Services Revenue	115,605	119,445	118,979	124,724	478,753	114,502

Total Content Management and Archiving Revenue	$174,315	$180,237	$177,188	$207,849	$739,589	$178,164

Security:
Product Revenue	$80,671	$84,080	$84,080	$91,441	$340,272	$85,814
Services Revenue	62,035	63,055	68,420	72,168	265,678	75,654

Total Security Revenue	$142,706	$147,135	$152,500	$163,609	$605,950	$161,468

EMC Information Infrastructure:
Product Revenue	$1,711,789	$1,777,181	$1,960,519	$2,349,670	$7,799,159	$2,166,790
Services Revenue	968,572	1,025,058	1,068,206	1,143,953	4,205,789	1,091,937

Total EMC Information Infrastructure Revenue	$2,680,361	$2,802,239	$3,028,725	$3,493,623	$12,004,948	$3,258,727

VMware:
Product Revenue	$257,331	$228,089	$240,062	$303,504	$1,028,986	$311,927
Services Revenue	213,070	227,024	248,843	303,039	991,976	320,038

Total VMware Revenue	$470,401	$455,113	$488,905	$606,543	$2,020,962	$631,965

Consolidated Revenues
Product Revenue	$1,969,120	$2,005,270	$2,200,581	$2,653,174	$8,828,145	$2,478,717
Services Revenue	1,181,642	1,252,082	1,317,049	1,446,992	5,197,765	1,411,975

Total Consolidated Revenues	$3,150,762	$3,257,352	$3,517,630	$4,100,166	$14,025,910	$3,890,692

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(3.5)%	(3.7)%	(1.3)%	2.5%	(1.4)%	2.4%